Exhibit 23(c)


                                                   April 1, 1994


Webster Laboratories, Inc.                Cordis Corporation
5114 Commerce Drive                       14201 N.W. 60th Avenue
Baldwin Park, CA 91706                    Miami Lakes, FL 33014

         Registration Statement on Form S-4 (File No. 33-52399)


Ladies and Gentlemen:

     We consent to the use of our Opinion included as Exhibit 8 to the above referenced Registration Statement, and further consent to the use of our name wherever appearing in the above referenced Registration Statement, including the Consent Statement/Prospectus constituting a part thereof, and in any amendment thereto.


                                    Sincerely,
                                    /s/ Venture Law Group

                                     Venture Law Group

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